Pennsylvania Manufacturers Corporation
                           Subsidiaries of Registrant
                                  Exhibit 21.1


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
                                                                             PMC Direct               PMC Indirect
                                                                             Ownership                Ownership
                                                                            --------------------------------------
Chestnut Insurance Company, Ltd.                                                100%
DP Corp.                                                                        100%
Manufacturers Alliance Insurance Company                                        100%
Mid Atlantic States Investment Company                                          100%
         PMA Insurance Cayman, Ltd.                                                                       100%
         Mid-Atlantic States Casualty Company                                                             100%
         PMA Holdings Cayman, Ltd.                                                                        100%
Pennsylvania Manufacturers Association Insurance Company                        100%
         Ajon, Inc.                                                              15%                       85%
         Aud-Evad, Inc.                                                          15%                       85%
         Dauphin Equities, Inc.                                                  15%                       85%
         Lorjo Corp.                                                             15%                       85%
         Rosemarie, Inc.                                                         15%                       85%
         Sarfred, Inc.                                                           15%                       85%
         Wisteve, Inc.                                                           15%                       85%
         Cris-Jen, Inc.                                                                                   100%
         Gulph Industries, Inc.                                                                           100%
         Lee Ward, Inc.                                                                                   100%
         Marpan, Inc.                                                                                     100%
         PMA Management Corp.                                                                             100%
         PMA Services, Incorporated                                                                       100%
         Presque Enterprises, Inc.                                                                        100%
         Syl-Bar, Inc.                                                                                    100%
         Walprop, Inc.                                                                                    100%
Pennsylvania Manufacturers' Association Finance Company                         100%
Pennsylvania Manufacturers Indemnity Company                                    100%
PMA Holdings Limited                                                            100%
         Pennsylvania Manufacturers International Insurance, Ltd.                                         100%
PMA Life Insurance Company                                                      100%
PMA Reinsurance Corp.                                                           100%
REM Corp.                                                                       100%
925 Chestnut, Inc.                                                              100%
Pennsylvania Manufacturers Associates, L.P.                                                               100%
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